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                                                                    EXHIBIT 10.1

          LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT AMENDMENT NO. 4

     This Letter of Credit and Reimbursement Agreement Amendment No. 4 dated as of March 27, 2003 (this "AMENDMENT") is by and among Arch Reinsurance Ltd. ("REINSURANCE"), Arch Reinsurance Company ("ARCH COMPANY"), Alternative Re Limited ("ALTERNATIVE"), Arch Insurance Company (formerly known as First American Insurance Company) ("ARCH INSURANCE," and each of Reinsurance, Arch Company, Alternative and Arch Insurance, individually, an "OBLIGOR" and collectively, the "OBLIGORS") and Fleet National Bank (the "LENDER").

     PRELIMINARY STATEMENTS. The Obligors and the Lender entered into a Letter of Credit and Reimbursement Agreement, dated as of April 17, 2002, as amended by that certain Letter of Credit and Reimbursement Agreement Amendment No. 1 dated as of November 4, 2002, as amended by that certain Letter of Credit and Reimbursement Agreement Amendment No. 2 dated as of November 27, 2002, and as further amended by that certain Letter of Credit and Reimbursement Agreement Amendment No. 3 dated as of January 1, 2003 (as so amended, the "AGREEMENT"). The Obligors have requested that the Lender agree to extend the Facility Termination Date from April 16, 2003 to July 14, 2003. The Lender is agreeable to the Obligors' request subject to certain terms and conditions.

     Accordingly, the Obligors and the Lender agree as follows:

     Section 1. AMENDMENTS TO THE AGREEMENT: Effective as of the date hereof, the Agreement is hereby amended as follows:

          (a)   The definition of "Facility Termination Date" set forth in
Section 1.1 of the Agreement is deleted in its entirety and the following is substituted therefor:

                "FACILITY TERMINATION DATE" means July 14, 2003.

     Section 2. REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS: In order to induce the Lender to enter into this Amendment, each Obligor for itself hereby represents and warrants that:

          (a) Such Obligor (i) is a company or corporation duly organized, validly existing without limitation of its corporate existence and in good standing under the laws of its jurisdiction of organization and (ii) has adequate power and authority and legal right to own or hold under lease the properties it purports to own or to hold under lease and to carry on the business in which it is engaged or presently proposes to engage. Such Obligor has adequate power and authority to enter into this Amendment and to perform its obligations under the Agreement as amended hereby.

          (b) The execution and delivery by such Obligor of this Amendment and the performance by such Obligor of its obligations in respect of the Agreement as amended hereby have been duly authorized by all necessary corporate action on the part of such Obligor and do not and will not (i) contravene any provision of the Constituent Documents of such Obligor, (ii) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default

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under or, except as contemplated by the Agreement, result in the creation or imposition of any Lien pursuant to the terms of any, mortgage, indenture, deed of trust, security agreement, pledge agreement, charge or other instrument to which such Obligor or any of its respective property is bound, (iii) violate any law, governmental rule, regulation, order or decree of any court or administrative agency or governmental officer applicable to and binding upon such Obligor, (iv) require any waiver, consent or other action by any governmental or regulatory authority or by any trustee or holder of any Indebtedness or obligations of such Obligor or (v) require the approval of the shareholders of such Obligor.

          (c) This Amendment has been duly executed and delivered by such Obligor and this Amendment and the Agreement as amended hereby constitutes a valid and legally binding obligation of such Obligor enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (d) The Parent and such Obligor have heretofore furnished to the Lender accurate and complete financial data and other information based on its operations in previous years, and said financial data furnished to the Lender is accurate and complete and fairly presents the financial position and the results of operations for the period indicated therein.

          (e) There has been no material adverse change in the condition, financial or otherwise, of the Parent or such Obligor since the date of the most recent financial statement and no Default or Event of Default exists with respect to such Obligor.

          (f) There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of such Obligor) threatened against the Parent or such Obligor that are reasonably likely (either individually or in the aggregate) to have a material adverse effect on the condition, financial or otherwise, of the Parent or such Obligor.

          (g) Such Obligor is in compliance with laws, regulations and orders of any governmental agency or authority applicable to it or its Properties and all indentures, agreements and other instruments binding upon it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on its condition, financial or otherwise.

     Section 3. REFERENCE TO AND EFFECT ON THE AGREEMENT.

          (a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Agreement as amended hereby.

          (b) Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

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          (c)   The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Agreement, nor constitute a waiver of any provision of the Agreement.

     Section 4. COSTS, EXPENSES AND TAXES. The Obligors agree to pay on demand all reasonable costs and expenses of the Lender in connection with the preparation, execution and delivery of this Amendment and any other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities hereunder and thereunder. In addition, the Obligors shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agree to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     Section 5. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     Section 6. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Connecticut without giving effect to principles of conflict of laws.

     Section 7. DEFINED TERMS. Capitalized terms used herein which are not expressly defined herein shall have the meanings ascribed to them in the Agreement.


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     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their respective officers, as an instrument under seal, as of the date first above written.

ARCH REINSURANCE LTD.


By: /s/ Janine Trench
   ---------------------------------
  Name: Janine Trench
  Title: Controller

ARCH REINSURANCE COMPANY


By: /s/ John F. Rathgeber
   ---------------------------------
  Name: John F. Rathgeber
  Title: Managing Director and
         Chief Operating Officer

ALTERNATIVE RE LIMITED


By: /s/ Graham B.R. Collis
   ---------------------------------
  Name: Graham B.R. Collis
  Title: Director

ARCH INSURANCE COMPANY


By: /s/ Fred S. Eichler
   ---------------------------------
  Name: Fred S. Eichler
  Title: Senior Vice President and
         Chief Financial Officer

FLEET NATIONAL BANK


By: /s/ Lawrence Davis
   ---------------------------------
  Name: Lawrence Davis
  Title: Portfolio Manager

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